Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

SKULLCANDY, INC.

at

$6.35 Net Per Share

by

MRSL MERGER CO.

a wholly owned subsidiary of

MRSK HOLD CO.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON THURSDAY, SEPTEMBER 29, 2016, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the Offer (as defined below) if certificates representing tendered Shares (as defined below) are not immediately available or the certificates representing tendered Shares and all other required documents cannot be delivered to American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the expiration of the Offer or if the procedure for delivery by book-entry transfer cannot be completed prior to the expiration of the Offer.

This Notice of Guaranteed Delivery, or a substantially equivalent form, may be delivered by hand, mail, express mail, courier or other expedited service, or, for Eligible Institutions (as defined below) only, by facsimile transmission to the Depositary and must include a guarantee by an Eligible Institution. See Section 3—“Procedures for Tendering Shares” of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

By facsimile transmission: (for Eligible Institutions only) (718) 234-5001	Confirm facsimile by telephone: (718) 921-8317 (for confirmation only)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to MRSL Merger Co., a Delaware corporation and a wholly owned subsidiary of MRSK Hold Co., a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase dated September 1, 2016 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related letter of transmittal (as it may be amended or supplemented from time to time the “Letter of Transmittal,” and together with the Offer to Purchase, the “Offer”), receipt of each of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 per share (the “Shares”), of Skullcandy, Inc., a Delaware corporation, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3—“Procedures for Tendering Shares” of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares Tendered

Certificate Nos. (if available)

Address(es)
Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:
Zip Code

(Area Code) Telephone No.	Account Number

If Shares will be delivered by book-entry transfer:

Name of Tendering Institution:

DTC Participant Number:

Transaction Code Number:

X	Dated:	, 2016

X	Dated:	, 2016

Signatures(s) of Record Holder(s)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees that either the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile of the Letter of Transmittal) with any required signature guarantee, or in the case of book-entry transfer, an Agent’s Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, within three (3) NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share certificates and/or any other required documents to the Depositary within the time period set forth above. Failure to do so could result in financial loss to such Eligible Institution.

Names of Firm	Authorized Signature

Address(es)	Name (Please Print)

Zip Code	Title
Dated: , 2016

(Area Code) Telephone No.

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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